                                                                    EXHIBIT 11.1

                             CALLAWAY GOLF COMPANY
                       COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)

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
                                                      Three months ended               Nine months ended
                                               ------------------------------   -----------------------------
                                                September 30,   September 30,   September 30,   September 30,
                                                    1997            1996            1997            1996
                                               --------------   -------------   -------------   -------------
Primary earnings per share computation:
---------------------------------------
  Net income                                       $37,049         $38,418        $108,337        $96,810
                                                   =======         =======        ========        =======

  Weighted average shares outstanding               68,704          67,128          68,085         66,624
  Dilutive options                                   2,944           3,937           3,297          3,766
                                                   -------         -------        --------        -------
  Common equivalent shares                          71,648          71,065          71,382         70,390
                                                   =======         =======        ========        =======

Primary earnings per share:
  Net income                                          $.52            $.54           $1.52          $1.38
                                                      ====            ====           =====          =====

Fully diluted earnings per share computation:
---------------------------------------------
  Net income                                       $37,049         $38,418        $108,337        $96,810
                                                   =======         =======        ========        =======

  Weighted average shares outstanding               68,704          67,128          68,085         66,624
  Dilutive options                                   2,946           4,052           3,383          4,051
                                                   -------         -------        --------        -------

  Common equivalent shares                          71,650          71,180          71,468         70,675
                                                   =======         =======        ========        =======

Fully diluted earnings per share:
  Net income                                          $.52            $.54           $1.52          $1.37
                                                      ====            ====           =====          =====

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